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                                                                    EXHIBIT 99.1










                               BANCORPSOUTH, INC.



                             1998 STOCK OPTION PLAN










                           EFFECTIVE NOVEMBER 24, 1998


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                      BANCORPSOUTH, INC. STOCK OPTION PLAN

                                TABLE OF CONTENTS

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ARTICLE I.  DEFINITIONS...........................................................................................1

         1.1 Affiliate............................................................................................1
         1.2 Agreement............................................................................................1
         1.3 Board................................................................................................1
         1.4 Code.................................................................................................1
         1.5 Company..............................................................................................1
         1.6 Date of Exercise.....................................................................................1
         1.7 Exchange Act.........................................................................................1
         1.8 Fair Market Value....................................................................................1
         1.9 Incentive Option.....................................................................................2
         1.10 Nonqualified Option.................................................................................2
         1.11 Option..............................................................................................2
         1.12 Participant.........................................................................................2
         1.13 Plan................................................................................................3
         1.14 Stock...............................................................................................3
         1.15 Ten Percent Shareholder.............................................................................3

ARTICLE II.  PURPOSE OF PLAN......................................................................................3

ARTICLE III.  ADMINISTRATION......................................................................................3

         3.1 Administration of Plan...............................................................................3
         3.2 Authority to Grant Options...........................................................................4

ARTICLE IV.  ELIGIBILITY AND LIMITATIONS ON GRANTS................................................................4

         4.1 Participation........................................................................................4
         4.2 Grant of Options.....................................................................................4

ARTICLE V.  STOCK SUBJECT TO PLAN.................................................................................4

         5.1 Source of Shares.....................................................................................4
         5.2 Maximum Number of Shares.............................................................................4
         5.3 Forfeitures..........................................................................................4

ARTICLE VI.  EXERCISE OF OPTIONS..................................................................................5

         6.1 Exercise Price.......................................................................................5
         6.2 Right to Exercise....................................................................................5
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         6.3 Maximum Exercise Period..............................................................................5
         6.4 Transferability......................................................................................5
         6.5 Employee Status......................................................................................5

ARTICLE VII.  METHOD OF EXERCISE..................................................................................6

         7.1 Exercise.............................................................................................6
         7.2 Payment..............................................................................................6
         7.3 Federal Withholding Tax Requirements.................................................................6
         7.4 No Shareholder Rights................................................................................6
         7.5 Issuance and Delivery of Shares......................................................................6

ARTICLE VIII.  ADJUSTMENT UPON CORPORATE CHANGES..................................................................6

         8.1 Adjustments to Shares................................................................................6
         8.2 Substitution of Options on Merger or Acquisition.....................................................7
         8.3 Effect of Certain Transactions.......................................................................7
         8.4 No Adjustment Upon Certain Transactions..............................................................7
         8.5 Fractional Shares....................................................................................7

ARTICLE IX.  COMPLIANCE WITH LAW AND REGULATORY APPROVAL..........................................................7

         9.1 General..............................................................................................7
         9.2 Representations by Participants......................................................................8

ARTICLE X.  GENERAL PROVISIONS....................................................................................8

         10.1 Effect on Employment................................................................................8
         10.2 Unfunded Plan.......................................................................................8
         10.3 Rules of Construction...............................................................................8
         10.4 Governing Law.......................................................................................8
         10.5 Amendment...........................................................................................9
         10.6 Duration of Plan....................................................................................9
         10.7 Effective Date of Plan..............................................................................9
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                    BANCORPSOUTH, INC. 1998 STOCK OPTION PLAN

                                    PREAMBLE

         WHEREAS, BancorpSouth, Inc., (the "Company") desires to establish this Plan in order to provide equity-based awards to certain employees, former employees and service providers and to replace equity-based awards held by former employees of banks that are acquired by the Company through merger and acquisition; and

         WHEREAS, the Company intends that awards will only be made hereunder to individuals who are not officers or directors of the Company, or as an inducement to an individual to enter into employment with the Company, and that Incentive Options shall only be awarded hereunder in replacement of options that were issued by an entity that is acquired by the Company and qualified as "incentive stock options" (within the meaning of section 422 of the Code) at the time of issuance;

         NOW, THEREFORE, the Company hereby establishes the BancorpSouth, Inc. 1998 Stock Option Plan (the "Plan"), effective November 24, 1998:

                             ARTICLE I. DEFINITIONS

         1.1 Affiliate. A "parent corporation," as defined in section 424(e) of the Code, or "subsidiary corporation," as defined in section 424(f) of the Code, of the Company.

         1.2 Agreement. A written agreement (including any amendment or supplement thereto) between the Company or Affiliate and a Participant specifying the terms and conditions of an Option granted to such Participant.

         1.3 Board. The board of directors of the Company.

         1.4 Code. The Internal Revenue Code of 1986, as amended.

         1.5 Company. BancorpSouth, Inc. and its successors.

         1.6 Date of Exercise. The date that the Company accepts tender of the exercise price of an Option.

         1.7 Exchange Act. The Securities Exchange Act of 1934, as amended.

         1.8 Fair Market Value. On any given date, Fair Market Value shall be the applicable description below (unless, where appropriate, the Committee determines in good faith the fair market value of the Stock to be otherwise):

                  (a) If the Stock is reported on the New York Stock Exchange or the American Stock Exchange, then Fair Market Value shall be the closing price of the Stock on






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                  such exchange on which such Stock is traded on the trading day as of which Fair Market Value is being determined, or on the next preceding day on which such Stock is traded if no Stock was traded on such trading day.

                  (b) If the Stock is not reported on the New York Stock Exchange or the American Stock Exchange but is reported on the Nasdaq National Market System or another Nasdaq automated quotation system, and market information is published on a regular basis, then Fair Market Value shall be the closing price of the Stock, as so published, on the trading day as of which Fair Market Value is being determined, or the closing price on the next preceding trading day on which such prices were published if no Stock was traded on such trading day.

                  (c) If market information is not so published on a regular basis, then Fair Market Value shall be the average of the high bid and low asked prices of the Stock in the over-the-counter market over a period of trading days that is reasonably representative of the normal trading of the Stock for the date on which Fair Market Value is being determined, as reported by a generally accepted reporting service.

                  (d) If the Stock is not publicly traded, Fair Market Value shall be the value determined in good faith by the Committee or the Board. However, such determination shall not take into account any restriction on the stock, except for a restriction which by its terms will never lapse.

         1.9 Incentive Option. An Option that is intended to qualify as an "incentive stock option" within the meaning of section 422 of the Code. An Incentive Option, or a portion thereof, shall not be invalid for failure to qualify under section 422 of the Code, but shall be treated as a Nonqualified Option.

         1.10 Nonqualified Option. An Option that is not an Incentive Option.

         1.11 Option. The right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Stock at the price set forth in an Agreement. As used herein, an Option includes both Incentive Options and Nonqualified Options.

         1.12 Participant. An employee, former employee, service provider or consultant of the Company, an Affiliate or a predecessor of the Company who either satisfies the requirements of Article IV and is selected by the Committee to receive an Option, or receives an Option pursuant to grant specified in this Plan. No officer or director of the Company or an Affiliate shall be eligible to participate in this Plan or to receive an Option under this Plan.

         1.13 Plan. The BancorpSouth, Inc. 1998 Stock Option Plan.

         1.14 Stock. The common stock of the Company.






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         1.15 Ten Percent Shareholder. An individual who owns more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate at the time he is granted an Incentive Option. For the purpose of determining if an individual is a Ten Percent Shareholder, he shall be deemed to own any voting stock owned (directly or indirectly) by or for his brothers and sisters (whether by whole or half blood), spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

                           ARTICLE II. PURPOSE OF PLAN

         The purpose of the Plan is to provide a performance incentive and to encourage stock ownership by employees, certain former employees and directors, and independent contractors to the Company, its Affiliates, and predecessors of the Company, and to align the interests of such individuals with those of the Company, its Affiliates and its shareholders. An additional purpose of the Plan is to permit the grant of Options to employees and former employees and directors of predecessors of the Company acquired pursuant to mergers and acquisitions. The proceeds received by the Company from the sale of Stock pursuant to this Plan may be used for general corporate purposes.

                           ARTICLE III. ADMINISTRATION

         3.1 Administration of Plan. The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option. The Company shall bear all expenses of Plan administration. In addition to all other authority vested with the Committee under the Plan, the Committee shall have complete authority to:

                  (a) Interpret all provisions of this Plan;

                  (b) Prescribe the form of any Agreement and notice and manner for executing or giving the same;

                  (c) Make amendments to all Agreements;

                  (d) Adopt, amend, and rescind rules for Plan administration;
                  and

                  (e) Make all determinations it deems advisable for the administration of this Plan.

         3.2 Authority to Grant Options. The Committee shall have authority to grant Options upon such terms the Committee deems appropriate and that are not inconsistent with the





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provisions of this Plan. Such terms may include conditions on the exercise of all or any part of an Option.

                ARTICLE IV. ELIGIBILITY AND LIMITATIONS ON GRANTS

         4.1 Participation. The Committee may from time to time designate employees, former employees, service providers, former service providers and individuals previously granted Options by the Company or a predecessor to whom Options are to be granted and are eligible to become Participants. Such designation shall specify the number of shares of Stock, if any, subject to each Option. All Options granted under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan or such other provisions as the Committee may adopt that are not inconsistent with the Plan.

         4.2 Grant of Options. An Option shall be deemed to be granted to a Participant at the time that the Committee or the Company designates in a writing that is adopted by the Committee or the Board as the grant of an Option, and that makes reference to the Participant and the number of shares of Stock that are subject to the Option. If an Option is granted as a replacement or substitute for stock awards, stock options, stock appreciation rights or similar awards in connection with a merger or acquisition transaction, the Option shall be deemed to be granted on the original date of grant by the acquired entity.

                        ARTICLE V. STOCK SUBJECT TO PLAN

         5.1 Source of Shares. Upon the exercise of an Option, the Company shall deliver to the Participant authorized but previously unissued Stock or Stock that is held by the Company as treasury stock.

         5.2 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to the exercise of Options is 235,000 shares. The numerical limits specified in this Section are subject to increases and adjustments as provided in Article VIII.

         5.3 Forfeitures. If any Option granted hereunder expires or terminates for any reason without having been exercised in full, the shares of Stock subject thereto shall again be available for issuance of an Option under this Plan.






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                         ARTICLE VI. EXERCISE OF OPTIONS

         6.1 Exercise Price. The exercise price of an Incentive Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date the Incentive Option is granted. In the case of a Ten Percent Shareholder, however, the exercise price of an Incentive Option shall not be less than 110% of the Fair Market Value of a share of Stock on the date the Incentive Option is granted. If the exercise price of an Option is changed after the date it is granted, such change shall be deemed to be a termination of the existing Option and the issuance of a new Option. The exercise of an option issued by the Employer as a substitute for an option granted by a previous employer shall be a price determined by the Committee or Board and to the extent it deems appropriate or in the case of an Incentive Option shall be a price determined in accordance with Section 424(a) of the Code and Treasury regulations promulgated thereunder.

         6.2 Right to Exercise. An Option shall be exercisable on any date established by the Committee or provided for in an Agreement. A Participant must exercise an Incentive Option while he is an employee of the Company or an Affiliate or within the periods that may be specified in the Agreement after termination of employment, death, disability or a "change of control" (as defined in any change of control agreement to which the Company and any such Participant are parties).

         6.3 Maximum Exercise Period. The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Incentive Option shall be exercisable after the expiration of 10 years (five years in the case of Incentive Options granted to a Ten Percent Shareholder) from the date it was granted. The terms of any Option may provide that it is exercisable for a shorter period. All Incentive Options shall terminate on the date the Participant's employment with the Company terminates, except as otherwise provided in the Agreement with respect to termination of employment, death, disability or a "change of control" (as defined in any change of control agreement to which the Company and any such Participant are parties).

         6.4 Transferability. Generally, any Option granted under this Plan shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant. However, a Nonqualified Option granted under this Plan may be transferable to the extent provided in an Agreement. Provided, further, that no right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation or liability of such Participant.

         6.5 Employee Status. The Committee shall determine the extent to which a leave of absence for military or government service, illness, temporary disability, or other reasons shall be treated as a termination or interruption of employment for purposes of determining questions of forfeiture and exercise of an Option after termination of employment; provided, however, that if the period treated as employment with respect to an Incentive Option exceeds three months, such Option shall be deemed a Nonqualified Option.







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                         ARTICLE VII. METHOD OF EXERCISE

         7.1 Exercise. An Option granted hereunder shall be deemed to have been exercised on the Date of Exercise. Subject to the provisions of Articles VI and IX, an Option may be exercised in whole or in part at such times and in compliance with such requirements as the Committee shall determine.

         7.2 Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash (including an exercise involving the pledge of shares and a loan through a broker described in Regulation T) or, to the extent approved by the Committee, other consideration acceptable to the Committee.

         7.3 Federal Withholding Tax Requirements. Upon exercise of a Nonqualified Option by a Participant who is an employee or former employee of the Company, an Affiliate or a predecessor of the Company, the Participant shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements. Such withholding requirements shall not apply to the exercise of an Incentive Option, or to a disqualifying disposition of Stock that is acquired with an Incentive Option, unless the Committee gives the Participant notice that withholding described in this Section is required.

         7.4 No Shareholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to Options prior to the Date of Exercise of such Option.

         7.5 Issuance and Delivery of Shares. Shares of Stock issued pursuant to the exercise of Options hereunder shall be delivered to Participants by the Company (or its transfer agent) as soon as administratively feasible after a Participant exercises an Option hereunder and executes any applicable shareholder agreement or agreement described in Section 9.2 that the Company requires at the time of exercise.

                 ARTICLE VIII. ADJUSTMENT UPON CORPORATE CHANGES

         8.1 Adjustments to Shares. The maximum number of shares of stock with respect to which Options hereunder may be granted and which are the subject of outstanding Options, and the exercise price thereof, shall be adjusted proportionally, in the event that:

                  (a) the Company or an Affiliate effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events; or

                  (b) the Company or an Affiliate engages in a transaction to which section 424 of the Code applies.







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Notwithstanding the foregoing, the Committee may not modify the Plan or the terms of any Options then outstanding or to be granted hereunder to provide for the issuance under the Plan of a different class of stock or kind of securities.

         8.2 Substitution of Options on Merger or Acquisition. The Committee may grant Options in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual issued by an entity that becomes acquired by the Company in connection with a transaction to which section 424(a) of the Code applies. The terms of such substituted Options shall be determined by the Committee in its sole discretion, subject only to the limitations of Article V. Such substituted Options may be Incentive Options to the extent that the replace incentive stock options (as defined in section 422 of the Code) issued to the Participant by the predecessor entity, and the Option granted hereunder in replacement thereof qualifies as a substitution of an option in a transaction to which section 424(a) of the Code applies.

         8.3 Effect of Certain Transactions. The effect, if any, of a change in the control of the Company upon an Option granted hereunder shall be as, and to the extent (if any), provided in an Agreement.

         8.4 No Adjustment Upon Certain Transactions. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options.

         8.5 Fractional Shares. Only whole shares of Stock may be acquired through the exercise of an Option. Any amounts tendered in the exercise of an Option remaining after the maximum number of whole shares have been purchased will be returned to the Participant in the form of cash.

             ARTICLE IX. COMPLIANCE WITH LAW AND REGULATORY APPROVAL

         9.1 General. No Option shall be exercisable, no Stock shall be issued, no certificates for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Stock for which an Option is exercised may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations.

         9.2 Representations by Participants. As a condition to the exercise of an Option, the Company may require a Participant to represent and warrant at the time of any such exercise that





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the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 9.1. At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of options or stock hereunder.

                          ARTICLE X. GENERAL PROVISIONS

         10.1 Effect on Employment. Neither the amendment and restatement of this Plan, nor its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

         10.2 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

         10.3 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

         10.4 Governing Law. The laws of the State of Mississippi shall apply to all matters arising under this Plan, to the extent that federal law does not otherwise apply or preempt Mississippi law.

         10.5 Amendment. The Board may amend or terminate this Plan at any time.

         10.6 Duration of Plan. This Plan shall continue until it is terminated by the Board pursuant to Section 10.5.

         10.7 Effective Date of Plan. This Plan shall be effective November 24, 1998.







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         IN WITNESS WHEREOF, the undersigned officer has executed this instrument Plan on this the 24th day of November, 1998, but to be effective as provided in Section 10.7.

                                     BANCORPSOUTH, INC.

                                     By:  /s/  Aubrey B. Patterson
                                          --------------------------------------
                                     Its: Chairman and Chief Executive Officer
                                          --------------------------------------







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